GAPro

GAPro instantly and securely shares insurance information anytime, anywhere, to anyone who needs it through easy to use self-service access.

$2,615 of $20,000 raised

47 days
Until the round closes

$100
Minimum Investment

Invest in GAPro

Story

It costs $60 billion annually to create, send and evaluate proof of insurance in the US. What would it be worth to save 10%? 50%?

GAPro is the world's first and only online, real time insurance information sharing platform that actively and securely engages everyone who has an interest in that information. This system automatically verifies everyone's insurance requirements, helping people conduct and grow their business, buying a car or home, or anytime insurance information needs to be shared. GAPro matches insurance information to individual user needs, verifying compliance and notifying affected parties when there is a potential problem. GAPro brings all insurance stakeholders together, viewing the same information, at the same time, in the same way.

GAPro partners with insurance carriers to invest sharable data on the platform and connects all parties with an interest to confirm compliance and verify coverage making everyone comfortable about executing the written contract. GAPro is the verification service of the future.

GAPro estimates that we can save 75% of the proof of insurance cost.

The minimum investment is
$100

GAPro is selling up to
$100,000 of Common Stock

Pre-money valuation
$5,244,490

This round closes
Sun, Apr 9 2017, 4:00pm PM EDT

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Invest in GAPro

The market opportunity

More than 250,000 times a day, someone is creating, delivering and evaluating whether insurance coverage exists and meets their needs. Todays convoluted, error prone and wildly expensive forms are a vortex of manual effort, paper, email, faxes and procedures where no one is looking at the same information, at the same time, in the same way. Insurance information is both late and locked in forms (paper or PDF) not to mention that almost half have errors.

The size of this opportunity is significant;

- $3.1 trillion of commercial and multifamily mortgages
- $91 billion total homeowners premiums
- 5.6 million commercial buildings with 87.4 billion square feet
- 1.2 million companies with 28.8 million commercial trucks and 3 million drivers
- 42.6 million independent contractors
- $2.6 billion in uninsured motorist claims
- $1 trillion in auto loans

And each mortgage, loan, building, vehicle, driver, contractor requires that insurance be verified not only once a year, but on an ongoing basis.

Our solution

GAPro collects insurance information, connecting all insurance stakeholders with secure self-service access, providing real-time and ongoing insurance confirmation and compliance verification globally. GAPro significantly reduces effort, costs and errors associated with today's forms based approaches. Additionally, GAPro can provide new customers and sources of revenue for carriers and agent/brokers alike.


THIRD PARTIES
RISK PROFILE
POLICY DATA
AGENCY
RISK PROFILE
INSURED
CARRIER

GAPro connects all insurance stakeholders

Our Team

GAPro is led by proven entrepreneurs who have significant experience in both the insurance industry and technology. The company's passionate leaders include:



Herbert (Herb) Gibson, Jr.

Founder and CEO

Herb Gibson is founder and CEO, GAPro, the Verification-as-a-Service platform of the future for insurance. Herb has overall responsibility for strategic direction and operations. His unique mix of significant entrepreneurial technology and insurance experience positions GAPro towards significant growth and the future of customer engagement. His experience includes founder of ITG Advisors (an insurance agency), President/CEO for Aversien Science (risk management technology company) and Vice-President of Meadowbrook Insurance Group.

A native of Detroit, Herb graduated from and played football for Notre Dame under the tutelage of Coach Lou Holtz. Herb received his Masters of Science in Management from Walsh.



Chester (Chet) Gladkowski

Cofounder, Chief Marketing Officer, Chief Information Officer

Chet has been recognized as a leading insurance/IT executive, providing both strategic and practical insights across all P&C lines of business. He has worked in the P&C insurance information industry 40+ years for carriers, broker/MGA/agency, vendors and industry associations. Chet's roles have included CIO for Interstate Insurance, Senior Director – Research & Development for ACORD and Vice President of software sales. As Cofounder, CMO/CIO for GAPro, Chet is responsible for all marketing, messaging, sales, software development and deployment.



Naga Gautham Peddibhotla

Cofounder, Chief Strategy Officer, Chief Development Officer

Naga Peddibhotla is a treasury alum of General Motors Treasurer's Office where his assignments included global FX/commodity risk and global liquidity. Previous experiences include working as the finance lead for CUNA Mutual Group's operational transformation project and customer operations budget as well as managing all finance activities including the health and P&C insurance portfolio for a mobile medical diagnostic company. International experiences include investment banking, index fund software implementation and other capital market projects. As Cofounder, CSO/CDO for GAPro, Gautham is responsible for all strategy and development.

Currently a native of Ferndale, MI after immigrating from India, Naga has a MA from Newcastle University, England and a MBA from the Maharishi University of Management, Iowa. He is an avid golfer, traveler and foodie, being married to a gourmet chef.

Success so far

Starting with little more than an idea, GAPro has grown and succeeded in a number of significant ways;

- In partnership with Mercato Solutions, leveraged the KnowledgeKube platform to develop a functional Proof of Concept that has grown into an operational Pilot, demonstrating all the key capabilities of GAPro
- Signed our first customer, NAPA/Gallagher that delivered a Pilot project with more than 17,000 policies
- GAPro has been recognized as one of the top InsurTech companies to watch in 2017
- Partnered with Insurance Thought Leadership to not only bring marketplace awareness to GAPro, but to connect with C-suite executives around the globe. ITL's network has nearly 800,000 in 216 countries and is growing by 8,000 new users a month.

Be a part of GAPro

When you invest in GAPro, you invest in more than a software product and company. You invest in a community that unites insurance companies, brokers, agents, insureds, banks, mortgage companies, contractors, anyone needing proof of insurance. You invest in a vision to give greater value and visibility to insurance.

We will use the funds from this offering to:

- Add capabilities and extend existing Pilot from 17,000 to 120,000 policyholders
- License and deploy GAPro in the Asian insurance marketplace

This is an offering of Common Stock in G WIZICON Technologies, Inc., doing business asGAPro, which must raise at least $20,000 by April 9, 2017 at 4:00pm ET. If the offering doesn't reach its *target*, then your money will be refunded. The offering can issue additional securities to raise up to $100,000, its *maximum*.

$2,615 raised

$20,000 target $100,000 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,071,040 shares × $4.99 per share
= $5,344,490 implied valuation



Arthur Judson

Senior Vice President, Goss LLC Insurance

"In this day and age, it just doesn't make sense to pump out millions of meaningless, instantly-obsolete documents that seldom represent the insurance contract. GAPro has invented and developed the only practical and meaningful insurance verification solution. Everyone owes GAPro not only a debt of gratitude, but our financial support for finally inventing and developing the only practical and meaningful insurance evidence solution since 1965."

Learn more about GAPro at gaprosystem.com.

Pitch Deck

Download


GAP RO
S Y S T E M
Rewiring the Insurance Industry


Key Truth
Every Industry & Transaction Needs Proof of Insurance
FINANCE
HEALTH
LAW
RETAIL
EDUCATION
TECHNOLOGY
MILITARY
HOSPITALITY
ENGINEERING
CONSTRUCTION


MEET GAPRO
The Real-Time, Single-Source Solution for Automating the Insurance Verification Process
GAPro System is a cloud-based PaaS solution providing real-time & ongoing insurance confirmation and compliance verification
STANDARDIZATION 1
COMPLIANCE 2
EFFICIENCY 3
GAPro System is the first system to engage all four insurance stakeholders: 1. INSURER 2. AGENT 3. INSURED and 4. THIRD-PARTIES
©GAPro System, 2016
www.gaprosystem.com


GAPro System Clearing House Solution
Carrier
Agency
3rd Parties
Insured
Policy Data
Risk Profile
Collects
Verifies
Notifies
VERIFIED
Value
Accuracy
Operational Efficiency
Real Time
✓ Automation
✓ Data ownership
✓ Self service
✓ Warehousing
✓ Worklists
✓ Tracking
✓ Exception reporting
Information Gateway
✓ Fraud prevention
✓ "Single source of truth"
✓ Analytics
✓ Dash boards
✓ Compliance
✓ Confirmation
✓ Alignment
Carrier
Agency
3rd Parties
Insured
Example: One Broker
4 Million COI's per Year x $4.5 per COI = $18 Million per Year (75% savings)

GAPro System Go-to-Market

1. Complete MVP with
- Risk Profile
- Authentication
- Rules / Workflow
- Exceptions / Notifications
- Track & Report
- Back Office: Billing, etc.

KnowledgeKube

GAPRO SYSTEM

- Deliver to LOIB Customers
- Begin Billing

2. Co-Market with
- Source of Revenue as well as access to their customers
- 1,500 Carriers
- 20,000 Agencies

- Prepare Marketing Materials
- Support Sales
- Access Data from Carriers (Top 7% have 80% of Data)

Vertafore

3. Direct Sales

- Marketing Materials
- Whitepapers
- Webinars

Year 1 Target: $2.7M
- 500 Carriers
- 1,500 Agencies

GAPro Customer Traction

Current
- **NAPA/Gallagher, 4th largest broker globally**
  - **17,000 – pilot agents**
  - **100,000+ – additional potential agents**
  - **Sponsoring insurance carriers**
- **GAPro Asia**

Pipeline
- **Life/health insurance companies (250,000+ agents**
- **Insurance agency association (23,000)**
- **Ride share companies**

Other
- **Carrier Engagement** include AIG, Liberty Mutual, Aviva
- **Agency Letters of Intent to Buy**
- **3rd Party & Insured Pilots**

Revenue Model

Import Engine
- ACORD
- Policies
- AM Best
- IVANS
- Gov't
- Others

GAPro Functions
- Risk Profile
- Authenticate
- Dashboard
- Rules/Workflow
- Evaluate/Notify
- Exceptions/Actions
- Escalate/Communicate
- Track & Report

SaaS Access
- Agent
- Carrier
- Insured
- 3rd party


Data
Revenue/Fees
GAPRO
Transactions
Subscription Fees

Data Analytics

Phase I

Agency to Carrier Ratio: 3 to 1

Carrier Revenue
- **Subscription – Average $5K per Year**

Agency Revenue
- **Usage-Based Leading to Subscription – Average $180 per Year**

Target: Year 1
- **1,500 Agencies x $180 = $0.2M**
- **500 Carriers x $5K = $2.5M**

	Size	Compliance Cost	GAPro Estimated Market
Agencies	38,500	$1.2B	$0.2B
Carriers/Brokers	3,800	$10.0B	$1.9B
Others	*	$25.0B	$4.8B
Total		$36.2B	$6.9B

Capital Needs

Needs Update

Funding to Date
- **Start Garden $125,000**
- **Invest Detroit $50,000**
- **PowerMoves $40,000**
- **Owners Cap $35,000**

Uses
- **Take-to-Market system development**
- **Customer traction & marketing**
- **Management team**

Need

$1.2 – 1.5 M
- **$600 – 750K Tranche**

Follow-on Growth Funding in late 2016 – early 2017

Uses
- **MVP System Development**
- **Customer Acquisition**
- **Round out Sales and Customer Support**

Fund Rapid Growth & Specific Industries


Management Team
Herbert E. Gibson, CEO – Vision & Industry Relationships
- Founder, ITG Advisors 2008–2014
- 18 years of industry experience
Chet Gladkowski, CIO/CMO – Partnership Programs with Customers and Data Providers
- Carrier, agencies, vendors, CIO, ACORD relationships
- 41 years of insurance & technology experience
Naga Peddibhotla, CSO/CDO – Strategy & Development
- Project management, corporate and banking relationships
- 15 years of investment banking, strategy & business development
Next Hires: Technical Manager/CTO Director - Sales & Support


Exit Strategy
Verisk
LexisNexis
Applied Systems
Hewlett Packard
Vertafore
Google


Thank You
Contact:
Herb Gibson
Hgibson@GAProSystem.com
(248) 979 - 1180

Financial Statements

GAPro's official name is G WIZICON Technologies, Inc., so that's the name that appears in the statements below.

- Income statement
- Balance sheet
- Cash flow statement

GAPro's SEC filings

- Offering Statement

This is the legal document filed with the SEC for a transaction that is exempt from registration under section 4(a)(6) of the Securities Act of 1933.

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.